Exhibit 99.3  Slides of Presentation by Richard B. Evans, Executive Vice President, Alcan Inc.

ALCAN

Alcan Investor Workshop

Toronto, September 29, 2005

Richard B. Evans
Executive Vice President - Office of the President

A380
A380

Forward Looking Statements

Statements made in the course of this presentation which describe the Company's intentions, expectations or predictions may be "forward-looking statements" within the meaning of securities laws. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty, and actual actions or results could differ materially. Reference should be made to the  most recent Form 10-Q and Form 10-K for a summary of major risk factors. In addition, certain non-GAAP measures are used which are reconciled to the comparable GAAP measures herein or on the Company's website at www.alcan.com in the "Investors" section.

© 2005 ALCAN INC.	Slide 2

Total Assets by Business Group

© 2005 ALCAN INC.	Slide 3

Net Investment by Business Group 2004 and 1H 2005

Investments in line with assets; except B&A

Business Group	Investments			Divestments*		Net Change
US$M (unless otherwise stated)	Capex	Acquisitions			NBV
	$	No.	$	No.	$	$
Bauxite and Alumina	562	-	-	1	(50)	512
Primary Metal	608	1	110	2	(218)	500
Engineered Products	234	-	-	1	(4)	230
Packaging	478	3	25	5	(29)	474
TOTAL	1,882		135		(301)	1,716

*Excludes PWT divestments.

© 2005 ALCAN INC.	Slide 4

Strategic Operating Business Model

© 2005 ALCAN INC.	Slide 5

Key Drivers and Metrics

Differ between upstream and downstream businesses

© 2005 ALCAN INC.	Slide 6

Simple Measurable Operating Targets

	Revenues per $ of assets *	Metrics	2009 Targets
Bauxite and Alumina	$0.80	Relative cost position	50% in first quartile; 75% in lower half
Primary Metal	$0.85	Relative cost position	55% in first quartile; 80% in lower half
Engineered Products	$1.45	% BGP margin	10%
Packaging	$0.80	% BGP margin	15%

* Third-party and intercompany revenues

© 2005 ALCAN INC.	Slide 7

© 2005 ALCAN INC.	Slide 8